UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2010
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VALLEY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28342 (Commission File Number)	54-1702380 (I.R.S. Employer Identification No.)
36 Church Avenue, S.W. Roanoke, Virginia (Address of principal executive offices)	24011 (Zip Code)
Registrant’s telephone number, including area code:  (540) 342-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The Bylaws of Valley Financial Corporation (the “Company”) provide that no person shall stand for re-election to the Company’s Board of Directors if such person has reached the age of 75 years prior to the date of the Annual Meeting of Shareholders at which an election of directors is held.  Because Michael E. Warner will reach age 75 prior to the Company’s 2010 Annual Meeting of Shareholders and will not stand for re-election, the Company’s Board of Directors authorized an amendment to the Company’s Bylaws to revise Section 2.2 to decrease the size of the Company’s Board of Directors from sixteen (16) to fifteen (15) directors.  The Board of Directors adopted the amendment on March 25, 2010, and it will become effective May 12, 2010, the date of the Annual Meeting of Shareholders.

In addition, the Company’s Board of Directors adopted on March 25, 2010 amendments to Section 1.1 of the Bylaws to provide that the Annual Meeting of Shareholders will be held on the second Wednesday of May each year or such other date as the Board of Directors shall determine and to Section 2.3 to provide that the Board of Directors shall hold regular meetings, without notice, on the last Thursday of each month at the Company’s main office or such other location as the Board of Directors shall determine.  These amendments will become effective on May 12, 2010.

The text of the amendments to the Bylaws that will become effective May 12, 2010 is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description

	3.1	Amendments to the Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION
(Registrant)

Date: March 26, 2010	By:	/s/ Kimberly B. Snyder
Kimberly B. Snyder Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

3.1	Amendments to the Bylaws of the Company